EXHIBIT 10.5

ST. MARY LAND & EXPLORATION COMPANY

PERFORMANCE SHARE AND RESTRICTED STOCK UNIT AWARD AGREEMENT

This Performance Share and Restricted Stock Unit Award Agreement (the “Agreement”) is made effective as of [Award Date]1 (the “Award Date”), by and between St. Mary Land & Exploration Company, a Delaware corporation (the “Company”), and [Name of Participant] (the “Participant”) to whom performance shares and restricted stock units have been awarded pursuant to the Company’s long term incentive program (“LTIP”) under the St. Mary Land & Exploration Company Equity Incentive Compensation Plan, as amended (the “Plan”).

Pursuant to the terms of the Plan and this Agreement, as of the Award Date the Company has made an award (the “Award”) to the Participant of [Amount] performance shares (the “Performance Shares”) and [Amount] restricted stock units (the “Units”).  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan.

ARTICLE I

PERFORMANCE SHARES

1.1  Performance Shares and Performance Period.  The Performance Shares represent the right to receive, upon the settlement of the Performance Shares pursuant to Section 1.4 hereof after the completion of the Performance Period (as defined below), a number of shares of the Company’s common stock, $.01 par value per share (St. Mary common stock is sometimes referred to herein as the “Common Stock”), that will be calculated as set forth in Section 1.2 below based on the extent to which the Company’s Performance Criteria (as defined in Section 1.2) have been achieved and the extent to which the Performance Shares have vested.  Any Common Stock that issues pursuant to any provision of this Agreement may be referred to in this Agreement as a “Share” or “Shares.”  Such actual number of Shares that may be issued upon settlement of the Performance Shares may be from zero (0) to two (2.0) times the number of Performance Shares granted on the Award Date.  The number of Performance Shares granted herein may be referred to as the “target” number of Shares.  The performance period for the Performance Shares shall be the three-year period set forth in the Performance Share and Restricted Stock Unit Award Notice (the “Award Notice”) attached hereto (the “Performance Period”).

1.2  Determination of Number of Shares Earned.

(a)  Performance Criteria.  The actual number of Shares that may be earned from the Performance Shares and issued upon settlement of the Performance Shares after completion of the Performance Period shall be based upon the Company’s achievement of performance criteria (the “Performance Criteria”) established by

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1	Items in brackets are features that may vary among individual awards.

the Compensation Committee of the Board of Directors of the Company (the “Committee”) for the Performance Period in accordance with the terms of the Plan and as set forth below and reflected in the payout matrix (the “Payout Matrix”) attached as Appendix A hereto and discussed further in subsection (d) hereof.  The Performance Criteria for the calculation of the actual number of Shares to be issued upon settlement of the Performance Shares as reflected in the Payout Matrix are based on a combination of (i) the absolute measure of the cumulative total shareholder return (“TSR”) and associated Compound Annual Growth Rate (“CAGR”) of the Company for the Performance Period, and (ii) the relative measure of the Company’s TSR and CAGR for the Performance Period compared with the cumulative TSR and CAGR of the Peer Companies (as defined below) for the Performance Period as reflected in the St. Mary Performance Share Plan Peer Group Custom Index (the “Custom Index”) to be specifically prepared by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), for the purpose of administering the LTIP.

(b)  Calculation of TSR and CAGR.  The TSR and CAGR of the Company and the Peer Companies for the Performance Period shall be calculated in accordance with the methodology utilized by S&P with respect to the Custom Index.

(c)  Peer Companies and Custom Index.  The “Peer Companies” to be reflected in the Custom Index shall consist of the constituents of the Oil & Gas Exploration & Production GIC Sub-Industry Group in the S&P SmallCap 600 Index and the S&P MidCap 400 Index, excluding the Company.  The Custom Index will be equal weighted, and will be adjusted to include the dividend payments of the constituents of the Custom Index.  The Custom Index will be rebalanced on a quarterly basis, and will also be rebalanced whenever there are additions and deletions to the S&P SmallCap 600 and the S&P MidCap 400 indices.  The Custom Index is the exclusive property of S&P.  The Company has contracted with S&P to maintain and calculate the Custom Index.  S&P shall have no liability for any errors or omissions in calculating the Custom Index.

(d)  Payout Matrix.  The Payout Matrix attached as Appendix A hereto sets forth the possible multipliers, which range from zero percent (0%) to two hundred percent (200%), which may be applied to the number of vested Performance Shares to determine the actual number of Shares to be issued upon settlement of the vested Performance Shares after the completion of the Performance Period.  The final multiplier (the “Final Multiplier”) shall be determined by the Committee after the completion of the Performance Period based on the two variables that comprise the Performance Criteria, related to (i) the Company’s TSR and CAGR for the Performance Period, and (ii) the Peer Companies’ TSR and CAGR for the Performance Period as reflected in the Custom Index.  The number of Shares, if any, that shall be issued to the Participant upon settlement of the Performance Shares shall be calculated as the number of Performance Shares that have vested in accordance with Section 1.3 or Section 1.6 hereof, multiplied by the Final Multiplier, as determined by the Committee in accordance with the Payout Matrix.  There shall be no rounding of variables or extrapolation of variables between data points within the Payout Matrix, and the data point for which the associated variables equal or exceed the target variables for such data point, but do not result in qualification for another higher data point, shall be utilized with respect to the Final

Multiplier.  Any fractional Shares which would otherwise result from application of the Final Multiplier shall be rounded up to the nearest whole share of Common Stock.

1.3  Vesting of Performance Shares.

(a)  Vesting.  Subject to the provisions contained herein, the Performance Shares shall vest over the Performance Period as set forth in the vesting schedule for Performance Shares contained in the attached Award Notice (the “PSA Vesting Schedule”).  As of the Award Date, the Participant is an employee of the Company or a subsidiary thereof.  If the Participant ceases to be an employee of the Company or a subsidiary thereof prior to the vesting of all of the Performance Shares pursuant to the PSA Vesting Schedule, the Participant shall forfeit the remaining unvested Performance Shares under the Award, except as otherwise provided in this Section 1.3 and Section 1.6.

(b)  Continued Vesting Upon Early Retirement.  The Performance Shares shall, notwithstanding any other provisions of this Section 1.3, continue to vest according to the PSA Vesting Schedule after the termination of the Participant’s employment with the Company or a subsidiary thereof if (i) such termination is the result of the Participant’s retirement from the Company or a subsidiary thereof upon the Participant’s having both reached the age of sixty (60) and completed twelve (12) years of service with the Company or a subsidiary thereof, and (ii) the Participant does not after such early retirement become employed on a full-time basis by a competitor of the Company prior to the earlier of the settlement of the Performance Shares or the Participant’s reaching the age of sixty-five (65).  Any such continued vesting of the Performance Shares pursuant to this Section 1.3(b) will not result in an acceleration of the PSA Settlement Date (as defined in Section 1.4), since the number of Shares earned from the Performance Shares shall be calculated after the completion of the Performance Period.

(c)  Acceleration Upon Death, Total Disability or Normal Retirement.  The Performance Shares shall become fully vested, notwithstanding any other provisions of this Section 1.3, upon termination of the Participant’s employment with the Company or a subsidiary thereof because of death, Total Disability (as defined below), or retirement upon reaching the Company’s normal retirement age of sixty-five (65).  Any such acceleration of the vesting of the Performance Shares pursuant to this Section 1.3(c) will not result in an acceleration of the PSA Settlement Date, since the number of Shares earned from the Performance Shares shall be calculated after the completion of the Performance Period.  For purposes of this Agreement, “Total Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, by reason of which the Participant is unable to engage in any substantial gainful activity or is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(d)  Termination for Cause.  Notwithstanding any other provisions of this Section 1.3, the Participant shall forfeit all Performance Shares under this Award,

including those that have previously vested, upon the termination of the employment of the Participant by the Company or a subsidiary thereof for Cause (as defined below) prior to the completion of the Performance Period. As used in this Agreement with respect to the Performance Shares, the term Cause shall have the meaning defined in Section 1.6(a),and shall also include the termination of the employment of the Participant by the Company or a subsidiary thereof due to the Participant’s having committed (i) a wrongful taking of money, property, goods, services, or other items of value from the Company, whether or not such wrongful taking is prosecuted in a civil or criminal proceeding, (ii) any act of fraud or willful misconduct in connection with the performance of the Participant’s duties for the Company, or (iii) a significant violation of the Company’s written policies and procedures, in each case which is demonstrably harmful to the Company.

1.4  Settlement of Performance Shares.  Following the last day of the Performance Period and prior to the PSA Settlement Date, the Committee shall determine, and certify in writing to the extent deemed necessary or advisable or as required to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (i) the extent to which the Performance Criteria have been achieved over the Performance Period, and (ii) the Final Multiplier.  The Final Multiplier shall then be applied to the number of vested Performance Shares to determine the number of Shares (the “Earned Shares”), if any, to be issued to the Participant in settlement of the Performance Shares.  The determination of the Earned Shares by the Committee shall be binding on the Participant and conclusive for all purposes.  The Earned Shares, if any, shall be issued to the Participant in settlement of the Performance Shares on or about the settlement date set forth in the attached Award Notice (the “PSA Settlement Date”).  Upon the settlement of the Performance Shares, the Company shall deliver to the Participant evidence of book-entry Shares or a certificate for the number of Shares issued to the Participant in settlement of the Performance Shares.  The Earned Shares shall not be subject to any holding or transfer restrictions after settlement of the Performance Shares.

1.5  Transfer Restrictions for Unsettled Performance Shares.  Performance Shares that have not been settled shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise alienate or encumber such Performance Shares or the Shares issuable in settlement thereof, other than (i) to the person or persons to whom the Participant’s rights under such Performance Shares pass by will or the laws of descent and distribution, (ii) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Performance Shares by gift, (iii) to the legal representative of any of the foregoing, or (iv) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or similar order or agreement relating to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant.  Any such transfer shall be made only in compliance with the Securities Act of 1933 and the requirements therefor as set forth by the Company.  Any attempted transfer in contravention of the foregoing provisions shall be null and void and of no effect.

1.6  Change of Control Termination.

(a)  Vesting upon Change of Control Termination.  Notwithstanding any other provision of this Agreement, the Performance Shares shall become fully vested upon a Change of Control Termination.  For purposes of this Agreement, a “Change of Control Termination” occurs upon the termination of the Participant’s employment with the Company or a subsidiary thereof in the event that (i) a Change of Control (as defined in the Plan) of the Company occurs, and (ii) the Participant’s employment with the Company or a subsidiary thereof is subsequently terminated without Cause (as defined below) or the Participant terminates his or her employment with the Company or a subsidiary thereof for Good Reason (as defined below), and such termination of employment occurs (x) within 30 months of the Change of Control and (y) with respect to Performance Shares, prior to the normal completion of vesting of the Performance Shares at the end of the Performance Period, or, with respect to Units, prior to the normal completion of vesting of the Units.  The normal vesting and settlement provisions in Article I of this Agreement shall not be affected by the first sentence of this subsection if a Change of Control of the Company occurs but there is not also a Change of Control Termination with respect to the Participant’s employment with the Company or a subsidiary thereof.  If the Participant has entered into a separate written Change of Control Executive Severance Agreement or Change of Control Severance Agreement (with either to be subsequently referred to herein as a “Change of Control Severance Agreement”) with the Company, the terms “Cause” and “Good Reason” used herein shall have the meanings set forth in such Change of Control Severance Agreement, with the definition of the term “Cause” to be as modified in Section 1.3(d) of this Agreement.  If the Participant has not entered into a separate written Change of Control Severance Agreement, the terms “Cause” and “Good Reason” used herein shall have the meanings set forth in the St. Mary Land & Exploration Company Change of Control Severance Plan (the “Change of Control Severance Plan”), with the definition of the term “Cause” to be as modified in Section 1.3(d) of this Agreement.

(b)  Settlement upon Change of Control Termination.  Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change of Control Termination with respect to the Participant’s employment with the Company or a subsidiary thereof as set forth in Section 1.6(a) above, the vested Performance Shares shall be settled in accordance with this Section 1.6(b).  In the event of a Change of Control Termination, the Committee shall determine the extent to which the Performance Criteria have been achieved and the Final Multiplier to apply to the vested Performance Shares by utilizing the same method as set forth in Section 1.2 hereof; provided, however, that the Performance Period for the calculation of the TSR and CAGR of the Company and the Peer Companies to obtain the Final Multiplier shall be shortened to end as of the effective date of the Change of Control.  The Final Multiplier shall then be applied to the number of vested Performance Shares to calculate the number of Earned Shares, if any, that the Participant is entitled to in settlement of the Performance Shares.  In the event of a Change of Control Termination, any Earned Shares shall be paid to the Participant in settlement of the Performance Shares either in Shares or in cash of equivalent value, as determined by the Committee or other duly authorized administrator of the Plan, in its discretion, within thirty (30) days following the effective date of the Change of Control Termination.

(c)  Controlling Documents for Change of Control Termination.  To the extent that the Participant is subject to either a written Change of Control Severance Agreement or the Change of Control Severance Plan, the terms and conditions of such Change of Control Severance Agreement or Change of Control Severance Plan, as applicable, shall also apply to this Award in the event of a Change of Control Termination; provided, however, that with respect to the Performance Shares under this Award, the terms of the Plan and this Agreement shall control in the event of any inconsistency between their terms and the terms of the Change of Control Severance Agreement or the Change of Control Severance Plan.

ARTICLE II

RESTRICTED STOCK UNITS

2.1  Units.  Each Unit represents the right to receive one Share of Common Stock to be delivered upon settlement of the Units as set forth in Section 2.3 below, subject to the terms and conditions set forth in the Plan and this Agreement.

2.2  Vesting of Units.

(a)  Vesting.  Subject to the provisions contained herein, the Units shall vest as set forth in the vesting schedule for Units contained in the attached Award Notice (the “RSU Vesting Schedule”).  As of the Award Date, the Participant is an employee of the Company or a subsidiary thereof.  If the Participant ceases to be an employee of the Company or a subsidiary thereof prior to the vesting of all of the Units pursuant to the RSU Vesting Schedule, the Participant shall forfeit the remaining unvested Units under the Award, except as otherwise provided in this Section 2.2 and Section 2.5.

(b)  Continued Vesting Upon Early Retirement.  The Units shall, notwithstanding any other provisions of this Section 2.2, continue to vest according to the RSU Vesting Schedule after the termination of the Participant’s employment with the Company or a subsidiary thereof if (i) such termination is the result of the Participant’s retirement from the Company or a subsidiary thereof upon the Participant’s having both reached the age of sixty (60) and completed twelve (12) years of service with the Company or a subsidiary thereof, and (ii) the Participant does not after such early retirement become employed on a full-time basis by a competitor of the Company prior to the earlier of the settlement of the Units or the Participant’s reaching the age of sixty-five (65).

(c)  Acceleration Upon Death, Total Disability or Normal Retirement.  The Units shall become fully vested, notwithstanding any other provisions of this Section 2.2, upon termination of the Participant’s employment with the Company or a subsidiary thereof because of death, Total Disability, or retirement upon reaching the Company’s normal retirement age of sixty-five (65).  In the event of such acceleration of the vesting of the Units, the RSU Settlement Date (as defined in Section 2.3) shall also be accelerated to permit prompt settlement of the Units.

(d)  Termination for Cause.  Notwithstanding any other provisions of this Section 2.2, the Participant shall forfeit any unvested and unsettled Units under this Award upon the termination of the employment of the Participant by the Company or a subsidiary thereof for cause, which term is specifically not capitalized as such term was in Sections 1.3(d) and 1.6(a) of this Agreement, it being the specific intent of the Company and the Participant that “cause” in this instance shall be broadly defined as any event, action, or inaction by the Participant that would reasonably be the basis for an employer to terminate the employment of the affected individual.

2.3  Settlement of Units.  The portion of the Units that vest on a particular vesting installment date as set forth in the RSU Vesting Schedule in the Award Notice shall be settled on such vesting installment date (the “RSU Settlement Date”), provided that such portion of the Units has not been previously terminated.  Settlement of the vested Units may be made (a) solely through the issuance of Shares or (b) at the mutual election of the Participant and the Company, in a combination of Shares and cash.  The cash value of Units settled in cash shall be based on the closing price of a Share as reported on the New York Stock Exchange or other applicable public market on the trading day corresponding to the RSU Settlement Date.  In no event shall the total value of Unit settlements with the Participant under the Plan during any calendar year exceed the value at the time of settlement of the maximum number of Shares issuable to any one participant under the Plan during any calendar year pursuant to Section 4.1 of the Plan.  Upon the settlement of the Units through the issuance of Shares, the Company shall deliver to the Participant evidence of book-entry Shares or a certificate for the number of Shares issued to the Participant in settlement of the Units.  The Shares shall not be subject to any holding or transfer restrictions after settlement of the Units.  The Participant shall not be permitted to elect to further defer settlement beyond the RSU Settlement Date pursuant to Section 6.1(b)(ii) of the Plan.

2.4  Transfer Restrictions.  Outstanding Units that have not been settled shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise alienate or encumber such Units or the Shares issuable in settlement thereof, other than (i) to the person or persons to whom the Participant’s rights under such Units pass by will or the laws of descent and distribution, (ii) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Units by gift, (iii) to the legal representative of any of the foregoing, or (iv) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or similar order or agreement relating to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant.  Any such transfer shall be made only in compliance with the Securities Act of 1933 and the requirements therefor as set forth by the Company.  Any attempted transfer in contravention of the foregoing provisions shall be null and void and of no effect.

2.5  Change of Control Termination.

(a)  Vesting upon Change of Control Termination.  Notwithstanding any other provisions of this Agreement, the Units shall become fully vested upon a Change of Control Termination (as defined in Section 1.6(a)).  The normal vesting and settlement provisions in Article II of this Agreement shall not be affected by the immediately foregoing sentence if a Change of Control of the Company occurs but there is not also a Change of Control Termination with respect to the Participant’s employment with the Company or a subsidiary thereof.  For purposes of determining whether a Change of Control Termination has occurred with respect to this section, the term “Cause” shall be as defined in Section 1.6(a); provided, however, in the context of a Change of Control Termination, the term “Cause” shall be as modified in Section 1.3(d), and not as set forth in Section 2.2(d).

(b)  Settlement upon Change of Control Termination.  Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change of Control Termination with respect to the Participant’s employment with the Company or a subsidiary thereof as set forth in Section 2.5(a) above, the vested Units shall be settled either in Shares or in cash of equivalent value, as determined by the Committee or other duly authorized administrator of the Plan, in its discretion, within thirty (30) days following the effective date of the Change of Control Termination.

(c)  Controlling Documents for Change of Control Termination.  To the extent that the Participant is subject to either a written Change of Control Severance Agreement or the Change of Control Severance Plan, the terms and conditions of such Change of Control Severance Agreement or Change of Control Severance Plan, as applicable, shall also apply to this Award in the event of a Change of Control Termination; provided, however, that with respect to the Units under this Award, the terms of the Plan and this Agreement shall control in the event of any inconsistency between their terms and the terms of the Change of Control Severance Agreement or the Change of Control Severance Plan.

ARTICLE III

GENERAL PROVISIONS

3.1  Adjustments Upon Changes in Capitalization.  In the event that a stock split, stock dividend, or other similar change in capitalization of the Company occurs, the number and kind of Shares that may be issued under this Agreement and that have not yet been issued shall be proportionately and appropriately adjusted.

3.2  No Dividend Equivalents or Stockholder Rights Until Shares Issued.  The Performance Shares and Units shall not be credited with Dividend Equivalents.  In addition, the Participant shall have no voting, transfer, liquidation, or other rights of a holder of Shares with respect to the Performance Shares or Units until such time as Shares, if any, have been issued by the Company to the Participant in settlement of the Performance Shares or Units.  Until the Performances Shares or Units are settled or terminated, they will represent only bookkeeping entries by the Company to evidence unfunded and unsecured obligations of the Company.

3.3  Notices.  Any notice relating to this Agreement shall be in writing and delivered in person or by mail, fax, or email transmission to the address or addresses on file with the Company.  Any notice to the Company shall be addressed to it at its principal office, and be specifically directed to the attention of the Secretary.  Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

3.4  Benefits of Agreement.  This Agreement shall inure to the benefit of and be binding upon each successor of the Company and the Participant’s heirs, legal representatives, and permitted transferees.  This Agreement and the Plan shall be the sole and exclusive source of any and all rights that the Participant and the Participant’s heirs, legal representatives, and permitted transferees may have with respect to this Award, the Performance Shares and Units, and the Plan.

3.5  Resolution of Disputes.  Any dispute or disagreement which arises under, or is a result of, or in any way relates to, the interpretation, construction, or applicability of this Agreement shall be resolved as determined by the Committee, or the Board of Directors of the Company (the “Board”), or by any other committee appointed by the Board for such purpose.  Any determination made hereunder shall be final, binding, and conclusive for all purposes.

3.6  Controlling Documents.  The provisions of the Plan are hereby incorporated into this Agreement by reference.  In the event of any inconsistency between this Agreement and the Plan, the Plan shall control.  The provisions of the attached Award Notice are also hereby incorporated into this Agreement by reference.  In the event of any inconsistency between this Agreement and the Award Notice, this Agreement shall control.

3.7  Amendments.  This Agreement may be amended only by a written instrument executed by both the Company and the Participant.

3.8  No Right of Participant to Continued Employment.  Nothing contained in this Agreement or the Plan shall confer on the Participant any right to continue to be employed by the Company or any subsidiary thereof, or shall limit the Company’s right to terminate the employment of the Participant at any time; provided, however, that nothing contained in this Agreement shall affect any separate contractual provisions that exist between the Participant and the Company or its subsidiaries with respect to the employment of the Participant.

3.9  Vesting Dates and Settlement Dates.  In the event that any vesting date, settlement date, or any other measurement date with respect to this Award, does not fall on a normal business day, such date shall be deemed to occur on the next following normal business day.

3.10    Tax Withholding.  The Company may make such provisions and take such steps as it deems necessary or appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether Federal, state, or local, to withhold in connection with the Performance Shares, Units, or Shares subject to this Agreement.  The Participant shall elect, prior to any tax withholding event related to this Award, whether the Participant will satisfy all or part of such tax withholding requirement by paying the taxes in cash or by having the Company withhold Shares having a fair market value equal to the minimum statutory withholding that may be imposed on the transaction (based on minimum statutory withholding rates for Federal, state, and local tax purposes, as applicable, that are applicable to such transaction).  The Participant’s election shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

3.11    Compliance with Section 409A of the Code.  Notwithstanding any provision in this Agreement to the contrary, to the extent that this Agreement constitutes a nonqualified deferred compensation plan or arrangement to which Section 409A of the Code applies, the administration of this Award (including the time and manner of payments under the Award and this Agreement) shall comply with Section 409A of the Code.

3.12    Personal Data.  The Participant hereby consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan.  The Company holds, or may receive from any agent designated by the Company, certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security insurance number or other identification number, salary, nationality, job title, any shares of Common Stock held, details of this Award and any other rights to shares of Common Stock awarded, canceled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of implementing, administering, and managing the Plan, including complying with applicable tax and securities laws (the “Personal Data”).  The Personal Data may be transferred to any third parties assisting in the implementation, administration, and management of the Plan.  The Participant authorizes such recipients of the Personal Data to receive, possess, use, retain, and transfer the Personal Data, in electronic or other form, for the purposes described above.  The Participant may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data, or refuse or withdraw the consents herein, in any case without cost, by contacting the Secretary of the Company in writing.  Any such refusal or withdrawal of the consents herein may affect the Participant’s ability to participate in the Plan.

3.13    Electronic Delivery of Documents.  The Company may, in its sole discretion, deliver any documents related to this Award, or any future awards that may be granted under the Plan, by electronic means, or request the Participant’s consent to participate in the Plan or other authorizations from the Participant in connection therewith by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

3.14    Execution and Counterparts.  This Agreement may be executed in counterparts and signature pages may be delivered by email or fax transmission.  Execution of a written instrument for this Agreement may be evidenced by any appropriate form of electronic signature or affirmative email or other electronic response attached to or logically associated with such written instrument, which is executed or adopted by a party with an indication of the intention by such party to execute or adopt such instrument for purposes of execution thereof.

*     *     *     *     *

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have caused this Performance Share and Restricted Stock Unit Award Agreement to be entered into effective as of the Award Date.

COMPANY:

ST. MARY LAND & EXPLORATION COMPANY,

a Delaware corporation

By:  _______________________________________

Printed Name:  ______________________________

Title:  _____________________________________

Date Signed:  _______________________________

PARTICIPANT:

Signature: __________________________________

Printed Name:  ______________________________

Date Signed:  _______________________________

Attachment:  Performance Share and Restricted Stock Unit Award Notice

APPENDIX A

PAYOUT MATRIX FOR PERFORMANCE SHARES

Payout matrix is subject to change for Awards granted in subsequent years.

2009 PAYOUT MATRIX
Simple Matrix - Add result in Column A and Column B
TOTAL CANNOT BE GREATER THAN 2.0 OR LESS THAN ZERO

	Column A		Column B
Absolute St. Mary TSR		St. Mary TSR vs Peer Index
Ann. TSR	EARNED MULTIPLIER	% Point Deviation From Peers	MULTIPLIER MODIFIER
0%	-	-10%	(0.80)		TABULAR EXPRESSION OF PAYOUT MATRIX
1%	0.050	-8%	(0.60)
2%	0.100	-6%	(0.40)			Percentage Point Deviation From Peer Index
3%	0.150	-4%	(0.20)			-10%	-8%	-6%	-4%	-2%	0%	2%	4%	6%	8%
4%	0.200	-2%	-		0%					0	0.20	0.40	0.60	0.80	1.00
5%	0.275	0% (Index TSR)	0.20		1%					0.05	0.25	0.45	0.65	0.85	1.05
6%	0.350	+2%	0.40		2%					0.10	0.30	0.50	0.70	0.90	1.10
7%	0.425	+4%	0.60		3%					0.15	0.35	0.55	0.75	0.95	1.15
8%	0.500	+6%	0.80		4%				0	0.20	0.40	0.60	0.80	1.00	1.20
9%	0.575	+8%	1.00		5%				0.08	0.28	0.48	0.68	0.88	1.08	1.28
10%	0.650				6%			0	0.15	0.35	0.55	0.75	0.95	1.15	1.35
11%	0.725				7%			0.03	0.23	0.43	0.63	0.83	1.03	1.23	1.43
12%	0.800				8%			0.10	0.30	0.50	0.70	0.90	1.10	1.30	1.50
13%	0.875				9%		0	0.18	0.38	0.58	0.78	0.98	1.18	1.38	1.58
14%	0.950				10%		0.05	0.25	0.45	0.65	0.85	1.05	1.25	1.45	1.65
15%	1.025			St. Mary	11%		0.13	0.33	0.53	0.73	0.93	1.13	1.33	1.53	1.73
16%	1.100			TSR (%)	12%	0	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80
17%	1.200				13%	0.07	0.28	0.48	0.68	0.88	1.08	1.28	1.48	1.68	1.88
18%	1.300				14%	0.15	0.35	0.55	0.75	0.95	1.15	1.35	1.55	1.75	1.95
19%	1.400				15%	0.23	0.43	0.63	0.83	1.03	1.23	1.43	1.63	1.83	2.00
20%	1.500				16%	0.30	0.50	0.70	0.90	1.10	1.30	1.50	1.70	1.90
21%	1.600				17%	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00
22%	1.700				18%	0.50	0.70	0.90	1.10	1.30	1.50	1.70	1.90
23%	1.800				19%	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00
24%	1.900				20%	0.70	0.90	1.10	1.30	1.50	1.70	1.90
25%	2.000				21%	0.80	1.00	1.20	1.40	1.60	1.80	2.00
					22%	0.90	1.10	1.30	1.50	1.70	1.90
					23%	1.00	1.20	1.40	1.60	1.80	2.00
					24%	1.10	1.30	1.50	1.70	1.90
					25%	1.20	1.40	1.60	1.80	2.00

						RED= MINIMUMS
						BLUE = MAXIMUMS

A-1